UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2013

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Mr. David Kuzma, a member of the board of directors and a member of the three member audit committee of ECOtality, Inc. (the “Company”); passed away in late December 2012. The Company subsequently appointed Mr. E. Slade Mead, a current independent board member, to serve on the audit committee on March 5, 2013.

On March 12, 2013, the Company received notification from NASDAQ that the Company had failed to comply with the audit committee composition requirement set forth in Listing Rule 5605(c)(2)(A)(ii) (the “Rule”) as a result of Mr. Kuzma’s passing. The Rule requires NASDAQ listed entities to have an audit committee consisting of at least three independent directors. As a result of appointing Mr. Mead to serve on its audit committee, the Company regained compliance with the Rule.

NASDAQ rules require public disclosure of receipt of the notice of non-compliance. Subject to satisfaction of the disclosure requirement, NASDAQ has confirmed this matter as closed.

A copy of the notice received from NASDAQ, dated March 12, 2013, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

99.1	NASDAQ Notice of Non-compliance with Audit Committee Composition Requirement, dated March 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ H. Ravi Brar	President and CEO	March 18, 2013
H. Ravi Brar

/s/ Susie Herrmann	Chief Financial Officer	March 18, 2013
Susie Herrmann

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

99.1	NASDAQ Notice of Non-compliance with Audit Committee Composition Requirement, dated March 12, 2013